CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 12, 1999 accompanying the financial statements of Van Kampen Merritt Emerging Markets Income Trust, Series 1 as of December 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       GRANT THORNTON LLP


Chicago, Illinois
April 26, 1999